UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2007

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 480-8000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 25, 2007, Masood Jabbar, member of the Board of Directors of Openwave Systems Inc. (the “Company”) resigned from his position as member of the Board of Directors and from any other positions which he serves at the Company or any of its affiliates. On September 26, 2007, the Company’s Board of Directors unanimously accepted the resignation of Mr. Jabbar.

(d) Effective September 26, 2007, the Company Board of Directors appointed Patrick Jones to serve on the Board of Directors. Mr. Morrow will serve as a Class II director until the 2007 annual meeting of stockholders or until his earlier resignation or removal. Additionally, Mr. Jones will serve as chairman of the Audit Committee of the Board of Directors.

Patrick (Pat) Jones, age 62, currently serves as the independent Chairman of the Board for Lattice Semiconductor and is an active board member for Novell, Inc as well as Smarttrust, a privately held company mobile device management solutions company. Previously, Jones served as Senior Vice President and Chief Financial Officer for Gemplus International SA, a world leading provider of secure card-based solutions. Prior to Gemplus, he was Vice President and Corporate Controller at Intel Corp. Jones has also served as Chief Financial Officer at LSI Logic, and began his career at IBM. He holds a B.A. from the University of Illinois, with a concentration in economics, and an M.B.A. from St. Louis University, with a concentration in finance.

A copy of the press release announcing the appointment of Patrick Jones to the Board of Directors of the Company is attached as Exhibit 99.01 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.01	Press Release dated September 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENWAVE SYSTEMS INC.

	By:	/s/ Robert Vrij
	Name:	Robert Vrij
	Title:	President and Chief Executive Officer
Date: September 26, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.01	Press Release dated September 26, 2007.